February 15, 2007

BY FACSIMILE

[Name of Series C2 Holder]
[Address of Series C2 Holder]
Attention:

Re: Series C2 Convertible Preferred Stock of Millennium Cell Inc.

Ladies and Gentlemen:

Reference is made to that certain Certificate of Designations, Preferences and Rights of Series C2 Convertible Preferred Stock of Millennium Cell Inc. (the “Company”), as filed with Office of the Secretary of State of the State of Delaware on June 30, 2005 (the “Series C2 Certificate”). Capitalized terms used but not defined in this letter shall have the meanings given to such terms in the Series C2 Certificate.

Effective upon the execution and delivery to the Company of a counterpart to this letter by a number of Holders constituting the Required Holders, the Company agrees that (i) during the period commencing on the date of this letter and ending on June [__], 2007 (the "Interim Conversion Waiver Period"), the Company shall deliver to you one or more Company Interim Conversion Election Notices and convert 50% of the Preferred Shares held by you on the date of this letter (the “Special Conversions”), and (ii) the Closing Sale Price immediately preceding each delivery of a Company Interim Conversion Election Notice relating to a Special Conversion shall be at least 114% of the applicable Conversion Price (if the applicable Closing Sale Price is $1.25 or less) or 108% of the applicable Conversion Price (if the applicable Closing Sale Price is greater than $1.25). The Company agrees that it will not effect aggregate Special Conversions with a Conversion Amount of more than $400,000 during any 10 Trading Day period without the prior written consent of the Required Holders. Unless specifically waived herein all Special Conversions shall be made in accordance with Section (2)(d)(x)(A).

By your execution and delivery of a counterpart to this letter, during the Interim Conversion Waiver Period you hereby waive your right to all Conditions to Interim Conversion at the Company’s Election set forth in Section (2)(d)(x)(B) of the Series C2 Certificate except for those set forth in Section (2)(d)(x)(B)(i), clause (x) of Section (2)(d)(x)(B)(iii), Section (2)(d)(x)(B)(vii) and Section (2)(d)(x)(B)(viii).

Very truly yours, MILLENNIUM CELL INC. By: ________________________ Name: John Giolli Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED TO:

[SERIES C2 HOLDER]

By: ________________________
Name:
Title: